Exhibit 99.1

WILLBROS GROUP, INC.

INDEX TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

Unaudited pro forma condensed consolidated financial statements

On March 17, 2015, Willbros Group, Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement dated as of such date (the “Purchase Agreement”), by and among Novinium, Inc., a Delaware corporation, as purchaser (“Novinium”), Willbros Utility T&D Holdings, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (the “Seller”), and the Company. On March 19, 2015, pursuant to the terms of the Purchase Agreement, Novinium acquired all of the equity interests of UTILX Corporation (“UTILX”) from the Seller at the closing. Novinium paid closing consideration of approximately $40,000,000 in cash, of which $500,000 was deposited into an escrow account for a period of six months to cover post-closing adjustments and any indemnification obligations of Seller. The closing consideration is subject to a working capital and other typical post-closing adjustments.

The Purchase Agreement includes a guaranty by the Company of each of the obligations of the Seller thereunder including certain indemnification obligations. The Purchase Agreement contains customary representations, warranties, covenants and indemnities of the parties to the agreement.

The following unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2014 and year ended December 31, 2013 are based on the Company’s historical consolidated statements of operations, and give effect to the sale of UTILX as if it had occurred on January 1, 2013. The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2014 is based on the Company’s historical balance sheet as of that period, and gives effect to the sale of UTILX as if it had occurred on September 30, 2014.

The unaudited pro forma condensed consolidated financial statements include specific assumptions and adjustments related to the sale of UTILX. The adjustments are based upon presently available information and assumptions that management believes are reasonable under the circumstances as of the date of this filing. However, actual adjustments may differ materially from the information presented. The unaudited pro forma condensed consolidated financial statements, including notes thereto, should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto for the year ended December 31, 2013, contained in its Annual Report on Form 10-K, as well as in conjunction with the Company’s unaudited condensed consolidated financial statements and notes thereto for the three and nine months ended September 30, 2014 contained in its Quarterly Report on Form 10-Q.

The unaudited pro forma condensed consolidated financial information presented is for informational purposes only. It is not intended to represent or be indicative of the consolidated results of operations or financial position that would have occurred had the sale of UTILX been completed as of the dates presented nor is it intended to be indicative of future results of operations or financial position.

WILLBROS GROUP, INC.

Pro Forma Condensed Consolidated Balance Sheet

September 30, 2014

(In thousands)

Unaudited

	Willbros as reported	Pro forma adjustments		Willbros pro forma results
Current assets:
Cash and cash equivalents	$48,935	$(289	)(a)	$48,646
Accounts receivable, net	388,359	(9,924	)(a)	378,435
Contract cost and recognized income not yet billed	52,029	—		52,029
Prepaid expenses and other assets	34,983	(161	)(a)	34,822
Parts and supplies inventories	3,728	(2,371	)(a)	1,357
Deferred income taxes	5,571	—		5,571
Assets held for sale	9,165	—		9,165

Total current assets	542,770	(12,745)		530,025
Property, plant & equipment	97,840	(1,158	)(a)	96,682
Intangible assets, net	118,318	(14,687	)(a)	103,631
Other assets	26,019	—		26,019

Total assets	$784,947	$(28,590)		$756,357

Current liabilities:
Accounts payable and accrued liabilities	$268,719	$(7,004	)(a)	$261,715
Contract billings in excess of cost and recognized income	22,817	—		22,817
Current portion of capital lease obligations	880	—		880
Notes payable and current portion of long-term debt	6,018	—		6,018
Current portion of settlement obligation of discontinued operations	32,750	—		32,750
Accrued income taxes	3,638	—		3,638
Liabilities held for sale	5,466	—		5,466
Other current liabilities	6,924	—		6,924

Total current liabilities	347,212	(7,004)		340,208
Long-term debt	233,604	(40,000	)(b)	193,604
Capital lease obligations	705	—		705
Long-term liabilities for unrecognized tax benefits	1,468	—		1,468
Deferred income taxes	7,753	—		7,753
Other long-term liabilities	47,101	(3,042	)(a)	44,059

Total liabilities	637,843	(50,046)		587,797

Stockholders equity:
Attributable to Willbros Group, Inc.	146,815	21,456	(c)	168,271
Noncontrolling interest	289	—		289

Total stockholders’ equity	147,104	21,456		168,560

Total liabilities and stockholders’ equity	$784,947	$(28,590)		$756,357

WILLBROS GROUP, INC.

Pro Forma Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2014

(In thousands, except share and per share amounts)

Unaudited

	Willbros as reported	Pro forma adjustments		Willbros pro forma results
Contract revenue	$1,576,021	$(48,772	)(d)	$1,527,249
Operating expenses:
Contract	1,435,106	(38,395	)(d)	1,396,711
Amortization of intangibles	9,306	(1,209	)(d)	8,097
General and administrative	119,280	(5,342	)(d)	113,938

	1,563,692	(44,946)		1,518,746

Operating income	12,329	(3,826)		8,503
Other expense:
Interest expense, net	(22,662)	3,089	(e)	(19,573)
Loss on early extinguishment of debt	(948)	—		(948)
Other, net	(453)	2	(d)	(451)

	(24,063)	3,091		(20,972)

Loss from continuing operations before income taxes	(11,734)	(735)		(12,469)
Provision for income taxes	9,283	—		9,283

Net loss from continuing operations	$(21,017)	$(735)		$(21,752)

Basic loss per share:
Loss from continuing operations	$(0.43)	$(0.01)		$(0.44)

Diluted loss per share:
Loss from continuing operations	$(0.43)	$(0.01)		$(0.44)

Weighted average number of common shares outstanding:
Basic	49,201,697	49,201,697		49,201,697

Diluted	49,201,697	49,201,697		49,201,697

WILLBROS GROUP, INC.

Pro Forma Condensed Consolidated Statement of Operations

For the Twelve Months Ended December 31, 2013

(In thousands, except share and per share amounts)

Unaudited

	Willbros as reported	Pro forma adjustments		Willbros pro forma results
Contract revenue	$2,018,783	$(61,034	)(d)	$1,957,749
Operating expenses:
Contract	1,801,870	(48,613	)(d)	1,753,257
Amortization of intangibles	15,082	(1,605	)(d)	13,477
General and administrative	167,700	(6,068	)(d)	161,632

	1,984,652	(56,286)		1,928,366

Operating income	34,131	(4,748)		29,383
Other expense:
Interest expense, net	(30,729)	3,933	(e)	(26,796)
Loss on early extinguishment of debt	(11,573)	—		(11,573)
Other, net	(731)	(3	)(d)	(734)

	(43,033)	3,930		(39,103)

Loss from continuing operations before income taxes	(8,902)	(818)		(9,720)
Provision for income taxes	14,534	—		14,534

Net loss from continuing operations	$(23,436)	$(818)		$(24,254)

Basic loss per share:
Loss from continuing operations	$(0.48)	$(0.02)		$(0.50)

Diluted loss per share:
Loss from continuing operations	$(0.48)	$(0.02)		$(0.50)

Weighted average number of common shares outstanding:
Basic	48,560,167	48,560,167		48,560,167

Diluted	48,560,167	48,560,167		48,560,167

Notes to unaudited pro forma condensed consolidated financial statements

(a)	Reflects the elimination of the assets and liabilities of UTILX.

(b)	Represents estimated proceeds from the sale of UTILX approximating $40.0 million. At this time, the Company expects to use the estimated proceeds to pay down existing debt in connection with its ABL Credit Facility (approximately $3.5 million) and its 2014 Term Loan Facility (approximately $36.5 million).

(c)	Represents the recognition of the estimated gain on sale which would have been realized upon the sale of UTILX had the transaction closed on September 30, 2014. Actual adjustments may differ from the information presented.

(d)	Reflects the elimination of the revenue and costs associated with UTILX.

(e)	Represents the reduction in interest expense from the application of the estimated proceeds from the sale of UTILX to pay down existing debt had the transaction closed on January 1, 2013. The reduction in interest expense for the year ended December 31, 2013 and the nine months ended September 30, 2014 is calculated by multiplying the estimated proceeds from the sale of UTILX by the weighted average interest rate of the Company’s outstanding debt that would be paid down as a result of the sale of UTILX.